UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2011

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
  (State or Other Jurisdiction of Incorporation)

000-51928	75-3142681
(Commission File Number)	(IRS Employer Identification No.)

811 Hansen Way, Palo Alto, California	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 846-2900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 11, 2011, CPI International, Inc., a Delaware corporation (the “Company”), completed its merger with Catalyst Acquisition, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of CPI International Acquisition, Inc. (f/k/a Catalyst Holdings, Inc.) (“Parent”), a Delaware corporation, whereby Merger Sub merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.  The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of November 24, 2010, among the Company, Parent and Merger Sub (the “Merger Agreement”).  The following events took place in connection with the consummation of the Merger:

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2011, the Company notified NASDAQ Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that trading in the Company’s common stock, par value $0.01 per share (the “Common Stock”), be halted on February 11, 2011 prior to market open that day and be suspended prior to market open the next business day.  The Common Stock was withdrawn from listing on Nasdaq prior to market open on February 14, 2011.  Nasdaq has filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Common Stock.  As a result, the Common Stock will no longer be listed on Nasdaq.

In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 requesting that the Common Stock be deregistered under Section 12(g) of the Exchange Act and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note is incorporated herein by reference.

The Merger Agreement was adopted by the Company’s stockholders at a special meeting of the Company’s stockholders held on February 10, 2011.  The day after the special meeting, on February 11, 2011, the Merger was consummated in accordance with the Merger Agreement.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, each outstanding share of the Common Stock (other than shares of Common Stock held by the Company, Parent and Merger Sub) was converted into the right to receive $19.50 in cash, without interest.  At the effective time of the Merger, holders of the Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration).

Except as provided below, (i) each option to purchase Common Stock granted under CPI's equity compensation plans outstanding immediately prior to the effective time of the Merger vested and was canceled at the effective time of the Merger (or, in certain cases, immediately following the effective time of the Merger) in exchange for a cash payment equal to the excess, if any, of $19.50 over the per-share exercise price of such option and (ii) each restricted stock award and restricted stock unit award granted under CPI's equity compensation plans that was outstanding immediately prior to the effective time of the Merger was canceled at the effective time of the Merger in exchange for a payment, in cash, equal to $19.50 (less, in each case, applicable withholding amounts).

With respect to options to purchase Common Stock, CPI restricted stock awards and CPI restricted stock unit awards granted after the date of the Merger Agreement, only 25% of such options, restricted stock and restricted stock units were treated as described above and the remaining 75% of such options, restricted stock and restricted stock units were cancelled without consideration.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2010 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure under Items 2.01 and 3.03 above is incorporated herein by reference.

As a result of the Merger, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.  Parent is controlled by investment funds managed by Veritas Capital, a New York-based private equity firm ("Veritas Capital").  The total consideration paid by Parent in connection with the merger and other transactions described in Item 3.03 was approximately $575 million funded through a combination of the issuance by Parent of approximately $215 million of senior unsecured notes, a senior secured credit facility entered into by Parent in the amount of approximately $150 million, cash on hand of the Company and equity contributions provided by affiliates of Veritas Capital  and other parties to whom it assigned a portion of its commitment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger on February 11, 2011, in accordance with the Merger Agreement, Messrs. O. Joe Caldarelli, Michael Targoff, Michael F. Finley, Jeffrey P. Hughes, Shephen R. Larson and William P. Rutledge resigned from, and ceased serving as members of, the board of directors of the Company and Messrs. Robert B. McKeon,

Hugh D. Evans, Ramzi M. Musallam and Jeffrey P. Kelly, the directors of Merger Sub immediately prior to the effective time of the Merger, became the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Certificate of Incorporation and the Bylaws of the Company were amended in their entirety to be substantially identical to the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger, but with the name of the surviving corporation remaining “CPI International, Inc.”  A copy of each of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 10, 2011, the Company held a special meeting of stockholders to submit the following proposals to a vote of stockholders:  (i) to adopt the Merger Agreement (the “Merger Proposal”) and (ii) to approve an adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”).  The Merger Proposal and the Adjournment Proposal are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on January 11, 2011.

At the special meeting, the Company’s stockholders approved both proposals.  Holders of 15,422,237 shares of Common Stock, representing approximately 93.18% of the shares of Common Stock outstanding as of the record date for the special meeting, were present in person or by proxy, and a summary of the voting results for each proposal is set forth below:

Merger Proposal:

FOR	AGAINST	ABSTAIN	NON-VOTES
15,420,863	1,370	4	0

Adjournment Proposal:

FOR	AGAINST	ABSTAIN	NON-VOTES
15,030,421	391,769	47	0

The votes in favor of the Merger Proposal represented 91.51% of the shares of Common Stock outstanding as of the record date for the special meeting.

Item 8.01. Other Events.

On February 10, 2011, the Company issued a press release announcing the results of the special meeting of the Company's stockholders in connection with the Merger.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8−K and is incorporated herein by reference in its entirety.

On February 11, 2011, the Company issued a press release announcing the consummation of the Merger.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8−K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of November 24, 2011, among Catalyst Holdings, Inc., Catalyst Acquisition, Inc. and CPI International, Inc. (incorporated by reference to Exhibit 2.1 to CPI International Inc.’s Current Report on Form 8-K filed on November 29, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
99.1	Press Release, dated February 10, 2011.
99.2	Press Release, dated February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI INTERNATIONAL, INC.

Date:	February 11, 2011	By:	/s/ Joel A. Littman
			Name:	Joel A. Littman
			Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of November 24, 2011, among Catalyst Holdings, Inc., Catalyst Acquisition, Inc. and CPI International, Inc. (incorporated by reference to Exhibit 2.1 to CPI International Inc.’s Current Report on Form 8-K filed on November 29, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Second Amended and Restated Bylaws of the Company.
99.1	Press Release, dated February 10, 2011.
99.2	Press Release, dated February 11, 2011.